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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934 Date
                            of Report March 17, 2003
                                      --------------

                           FARMERS NATIONAL BANC CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              OHIO                          2-80339              34-1371693
(STATE OR OTHER JURISDICTION OF                                (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     (COMMISSION FILE NUMBER)     IDENTIFICATION
                                                                     NUMBER)

                              20 SOUTH BROAD STREET
                               CANFIELD, OH 44406
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  (330)533-3341
               (REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE)


                                    COPY TO:

                               CHARLES D. NIEHAUS
                             KENNEY & NIEHAUS, LTD.
                           5470 MAIN STREET, SUITE 300
                              SYLVANIA, OHIO 43560
              (419) 517-7000; E-Mail: niehaus@kenneyniehauslaw.com


                                    FORM 8-K

         Item 5.  Other events

         On March 11, 2003, Farmers National Banc Corp. (the "Registrant") announced that its Board of Directors has adopted the 2003 Stock Repurchase Program. Under the stock repurchase program, the Registrant will be authorized to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance the value of its stock and to manage its capital.
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The Board's action will allow management to make repurchases, without further board approval, when stock purchases are deemed prudent. The 2003 Stock Repurchase Program contemplates that stock repurchases will be made in accordance with Rule 10b-18 of the regulations issued under the Securities Exchange Act of 1934. Pursuant to the plan, the Registrant may purchase up to 4.9% of the company's outstanding common stock during a one-year period of time from March 2003.

         Additionally, Director David C. Myers announced that he has provided the Company with a formal notice of his retirement from the Boards of Directors of the Company and its subsidiary bank, The Farmers National Bank of Canfield. Mr. Myers has expressed that his retirement shall be effective as of March 27, 2003 the date of the annual meeting of shareholders.

         A copy of the Press Release announcing the adoption of the 2003 Stock Repurchase Program and the retirement of Mr. Myers is attached hereto as Exhibit 99.


                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FARMERS NATIONAL BANC CORP.


Dated:   March 17, 2003                 By:  /s/      Frank L. Paden
       ------------------------              ----------------------------
                                        Frank L. Paden, President and Secretary